                                                                    Exhibit 4(c)

================================================================================





                      VIRGINIA ELECTRIC AND POWER COMPANY


                                       TO


                            THE CHASE MANHATTAN BANK

                                                      Trustee.



                              -------------------


                    _______________ Supplemental Indenture


                       Dated as of __________ ___, 199_



                              -------------------



                           $________________________



                  ___% Subordinated Capital Income Securities


                   (Series ___ Junior Subordinated Debentures

                           Due __________ ___, 20___)



================================================================================

                             TABLE OF CONTENTS/1/



                                                                            Page
                                                                            ----

                                   ARTICLE 1

                   Series ___ Junior Subordinated Debentures

     Section 101.    Establishment..........................................  1
     Section 102.    Definitions............................................  2
     Section 103.    Payment of Principal and Interest......................  2
     Section 104.    Deferral of Interest Payments..........................  3
     Section 105.    Denominations..........................................  4
     Section 106.    Global Securities......................................  4
     Section 107.    Transfer...............................................  5
     Section 108.    Redemption.............................................  5

                                   ARTICLE 2

                           Miscellaneous Provisions

     Section 201.    Recitals by Company....................................  6
     Section 202.    Ratification and Incorporation of Original Indenture...  6
     Section 203.    Executed in Counterparts...............................  6

                                   ARTICLE 3

                       Amendments to Original Indenture

     Section 301.    Amendments to Original Indenture.......................  6





--------------------------
/1/ This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

     ____________ SUPPLEMENTAL INDENTURE dated the ______ day of _________, 199_, by and between VIRGINIA ELECTRIC AND POWER COMPANY, a Virginia public service corporation, One James River Plaza, Richmond Virginia 23219 (the Company), and THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), 450 West 33rd Street, New York, New York, 10001 (the Trustee).

     The Company has heretofore entered into a Subordinated Note Indenture dated August 1, 1995 (the Original Indenture) with the Trustee.

     The Original Indenture is incorporated herein by this reference and the Original Indenture as supplemented and amended by this _________ Supplemental Indenture is herein called the "Indenture."

     Under the Original Indenture, a new series of Debentures may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee.

     The Company proposes to create under the Indenture, a new series of Debentures.

     Additional securities of other series hereafter established, except as may be limited in the Subordinated Note Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified.

     All conditions necessary to authorize the execution and delivery of this ______ Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH,


                                   ARTICLE 1

                   Series ___ Junior Subordinated Debentures

     Section 101. Establishment. There is hereby established a new series of securities to be issued under the Indenture, to be designated as the Company's Series ___ _____% Junior Subordinated Debentures due ____________ ___, 20__ (the Debentures).

     There are to be authenticated and delivered $___________ principal amount of Debentures, and no further Debentures shall be authenticated and delivered except as provided by Sections 203, 303, 304, 907 or 1107 of the Original Indenture. The Debentures shall be initially issued in the form of a fully registered Global Security.

     The Debentures shall be in substantially the form set out in Exhibit A
                                                                  ---------
hereto.

     The form of the Trustee's Certificate of Authentication for the Debentures shall be in substantially the form set forth in Exhibit B hereto.
                                                ---------

     Each Debenture shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

     Section 102.  Definitions.

     "Deferred Interest" means each installment of interest not paid during any Extension Period, and interest thereon. Deferred installments of interest shall bear interest at the rate of ____% per annum from the applicable Interest Payment Date to the date of payment, compounded semi-annually on each Interest Payment Date.

     "Extension Period" means any period during which the Company has elected to defer payments of interest, which deferral may be for a period of up to ten consecutive semi-annual periods.

     "Interest Payment Dates" means June 30 and December 31, commencing _______________ ___, 199_.

     "Junior Subordinated Debentures" means Junior Subordinated Notes, as defined in the Original Indenture.

     "Original Issue Date" means _______________ __, 199_.

     "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the Business Day immediately preceding such Interest Payment Date; provided, that if certificated Debentures are issued then the Regular Record Date shall mean, with respect to each Interest Payment Date, the close of business on the fifteenth calendar day preceding such Interest Payment Date.

     "Stated Maturity" means ________ ___, 20__.

     Section 103. Payment of Principal and Interest. The unpaid principal amount of the Debentures shall bear interest at the rate of ____% per annum until paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person in whose name the Debentures are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the person to whom principal is payable. Any such interest that is not (i) so punctually paid or duly provided for, or
(ii) subject to an Extension Period will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Debentures are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Debentures not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Debentures shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

     Payments of interest on the Debentures will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Debentures shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Debentures is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

     Payment of the principal of and interest (including Additional Interest, if any) due at the Stated Maturity or earlier redemption of the Debentures shall be made upon surrender of the Debentures at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

     Section 104. Deferral of Interest Payments. So long as no Event of Default has occurred and is continuing, the Company has the right at any time and from time to time to extend the interest payment period of the Debentures for up to 10 consecutive semi-annual periods (each, an Extension Period), but not beyond the Stated Maturity. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions of that Extension Period, shall not exceed 10 consecutive semi-annual periods. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above limitations and requirements.

     Upon the termination of any Extension Period, which termination shall be on an Interest Payment Date, the Company shall pay all Deferred Interest on the next succeeding Interest Payment Date to the Person in whose name the Debentures are registered on the Regular Record Date for such Interest Payment Date, provided that Deferred Interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable.

     During any Extension Period, the Company shall not (i) declare or pay any dividend or distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or (ii) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (c) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans).

     The Company shall give the Holder or Holders of the Debentures and the Trustee notice, as provided in Sections 105 and 106, respectively, of the Original Indenture, of its selection or extension of an Extension Period at least one Business Day prior to the earlier of (i) the Regular Record Date relating to the Interest Payment Date on which the Extension Period is to commence or relating to the Interest Payment Date on which an Extension Period that is being extended would otherwise terminate, or (ii) the date the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization of the record date or the date such payments are payable.

     At the time any of the foregoing notices are given to the Trustee, the Company shall give to the Paying Agent for the Debentures such information as said Paying Agent shall reasonably require in order to fulfill tax reporting obligations with respect to such Debentures.

     Section 105. Denominations. The Debentures may be issued in the denominations of $1,000, or integral multiples thereof.

     Section 106. Global Securities. The Debentures will be issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Debentures represented by the Global Securities will not be exchangeable for, and will not otherwise be issuable as, Debentures in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

     Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Debenture shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.

     A Global Security shall be exchangeable for Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within 90 days of such notice, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company within 90 days after it becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable or (iii) there shall have occurred an Event of Default with respect to the Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Debentures registered in such names as the Depositary shall direct.

     Section 107. Transfer. No service charge will be made for any transfer or exchange of Debentures, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     The Company shall not be required (a) to issue, transfer or exchange any Debentures during a period beginning at the opening of business 15 days before the day of the mailing of a notice identifying the serial numbers of the Debentures to be called for redemption, and ending at the close of business on the day of the mailing, or (b) to transfer or exchange any Debentures theretofore selected for redemption in whole or in part, except the unredeemed portion of any Debenture redeemed in part.

     Section 108. Redemption. The Debentures will not be redeemable prior to _______________ __, 20__. Thereafter, the Debentures will be redeemable at the option of the Company, in whole or in part, at any time on or after ________ __, 20__ at the following Redemption Prices (in each case expressed in percentages of principal amount):

     If Redeemed During 12 Month                             Redemption
     Period Beginning _______ __,                               Prices
     ----------------------------                            ----------
     20__..................................................           %
     20__..................................................           %
     20__..................................................           %
     20__..................................................           %
     20__..................................................           %
     20__..................................................           %
     20__..................................................           %
     20__..................................................           %
     20__..................................................           %
     20__..................................................           %
     20__ and thereafter...................................    100.000%

in each case, together with accrued interest, including Additional Interest, to the Redemption Date.

     In the event of redemption of the Debentures in part only, a new Debenture or Debentures for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.

     The Debentures will not have a sinking fund.

     Notice of redemption shall be given as provided in Section 1104 of the Original Indenture.

     Any redemption of less than all of the Debentures shall, with respect to the principal thereof, be divisible by $1,000.



                                   ARTICLE 2

                           Miscellaneous Provisions

     Section 201. Recitals by Company. The recitals in this _________ Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Debentures and of this ________ Supplemental Indenture as fully and with like effect as if set forth herein in full.

     Section 202. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture, as heretofore supplemented and modified, and this _______ Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     Section 203. Executed in Counterparts. This ______ Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                                   ARTICLE 3

                       Amendments to Original Indenture

     Section 301. Amendments to Original Indenture. The following amendments to the Original Indenture shall be in effect with respect to the Debentures only.

          (a) Article Four of the Original Indenture is hereby amended by the deletion of Section 402 in its entirety and the addition of the following
     Section 402 through Section 406, to read in their entirety as follows:

               Section 402.  Legal Defeasance.

                    In addition to discharge of this Indenture pursuant to
               Section 401, in the case of any Junior Subordinated Notes with respect to which the exact amount described in subparagraph (a) of Section 404 can be determined at the time of making the deposit referred to in such subparagraph (a), the Company shall be deemed to have paid and discharged the entire indebtedness on all such Junior Subordinated Notes as provided in this Section on and after the date the conditions set forth in Section 404 are satisfied, and the provisions of this Indenture with respect to such Junior Subordinated Notes shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Junior Subordinated Notes, (ii) substitution of mutilated, destroyed, lost or stolen Junior Subordinated Notes, (iii) rights of Holders of Junior Subordinated Notes to receive, solely from the trust fund described in subparagraph (a) of Section 404, payments of principal thereof and interest, if any, thereon upon each date that such principal and interest, if any, is due and payable (but not upon acceleration), (iv) the rights, obligations, duties and immunities of the Trustee, (v) this
               Section 402 and (vi) the rights of the Holders of Junior Subordinated Notes as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them) (hereinafter called Legal Defeasance), and the Trustee at the cost and expense of the Company, shall execute proper instruments acknowledging the same.

               Section 403.  Covenant Defeasance.

                    In the case of any Junior Subordinated Notes with respect to which the exact amount described in subparagraph (a) of Section 404 can be determined at the time of making the deposit referred to in such subparagraph (a), (i) the Company shall be released from its obligations under any covenants specified in or pursuant to this Indenture (except as to (i) rights of registration of transfer and exchange of Junior Subordinated Notes, (ii) substitution of mutilated, destroyed, lost or stolen Junior Subordinated Notes, (iii) rights of Holders of Junior Subordinated Notes to receive, from the Company pursuant to
               Section 1001, payments of principal thereof and interest, if any, thereon upon each date that such principal and interest, if any, is due and payable (but not upon acceleration), (iv) the rights, obligations, duties and immunities of the Trustee hereunder and
               (v) the rights of the Holders of Junior Subordinated Notes as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and (ii) the occurrence of any event specified in Section 501(5) (with respect to any of the covenants specified in or pursuant to this Indenture (except as aforesaid)) shall be deemed not to be or result in an Event of Default, in each case with respect to the Outstanding Junior Subordinated Notes as provided in this Section on and after the date the conditions set forth in
               Section 404 are satisfied (hereinafter called Covenant Defeasance), and the Trustee, at the cost and expense of the Company, shall execute proper instruments acknowledging the same. For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant (to the extent so specified in the case of Section 501(5)), whether directly or indirectly by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but the remainder of this Indenture and the Junior Subordinated Notes shall be unaffected thereby.

               Section 404.  Conditions to Legal Defeasance or Covenant
                             Defeasance.

                    The following shall be the conditions to application of
               either Section 402 or 403 to the Outstanding Junior Subordinated
               Notes:

                    (a) with reference to Section 402 or 403, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as funds in trust, for the purpose of making the following payments specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Junior Subordinated Notes (i) cash in an amount, (ii) direct obligations of the United States of America, backed by its full faith and credit (U.S. Government Obligations), maturing as to principal and interest, if any, at such times and in such amounts as will ensure the availability of cash,
                         (iii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America (Agency Obligations), maturing as to principal and interest, if any, at such times and in such amounts as will ensure the availability of cash, or (iv) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of and interest, if any, on all related Junior Subordinated Notes on each date that such principal or interest, if any, is due and payable;

                    (b) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound; and

                    (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent contemplated by this provision have been complied with.

               Section 405.  Application of Trust Money.

                    Subject to the provisions of the last paragraph of Section
               1003, all money, U.S. Government Obligations and Agency Obligations deposited with the Trustee pursuant to Section 401 or 404 shall be held in trust and such money and all money from such U.S. Government Obligations and Agency Obligations shall be applied by it, in accordance with the provisions of the Junior Subordinated Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money, U.S. Government Obligations and Agency Obligations has been deposited with the Trustee.

               Section 406.  Indemnity for U.S. Government Obligations.

                    The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations and Agency Obligations deposited pursuant to Section 404 or the principal or interest received in respect of such obligations other than any such tax, fee or other charge that by law is for the account of the Holders of Outstanding Junior Subordinated Notes.

          (b) The Original Indenture is hereby amended by replacing all references therein to Section 4.02 with a reference to Section 4.05; provided that this Section 3.01(b) of this _________________ Supplemental Indenture shall not apply to Section 3.01(a) hereof.

     IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.


                              VIRGINIA ELECTRIC AND POWER COMPANY


SEAL                          _______________________________
                              Vice President



Attest:________________________________
       Assistant Corporate Secretary



                              THE CHASE MANHATTAN BANK



SEAL                          _____________________________
                              Vice President



Attest:________________________________
       Senior Trust Officer

                                                                       Exhibit A
                                                                       ---------

                                                                             No.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (DTC), TO VIRGINIA ELECTRIC AND POWER COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]/1/

        THE INDEBTEDNESS EVIDENCED BY THIS SECURITY IS, TO THE EXTENT
        PROVIDED IN THE INDENTURE, SUBORDINATE AND SUBJECT IN RIGHT OF
       PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS,
         AND THIS SECURITY IS ISSUED SUBJECT TO THE PROVISIONS OF THE
                        INDENTURE WITH RESPECT THERETO.


                      VIRGINIA ELECTRIC AND POWER COMPANY
                   __% Subordinated Capital Income Securities
   (Series __ _____% Junior Subordinated Debentures Due __________ __, 20__)

Principal Amount:                        Regular Record Date:     Subject to the
                                                                  provisions of
Original Issue Date:                                              the Indenture
                                                                  referred to
Stated Maturity:  _________ __, 20__                              herein, the
                                                                  Business Day
Interest Rate:                                                    immediately
                                                                  prior to
                                                                  Interest
                                                                  Payment Date

Authorized                               Interest Payment Dates:  June 30
Denomination:    $1,000 and integral                              December 31
                   multiples thereof

                                         Initial Redemption Date: ___________,
                                                                  20__


------------------------

/1/ The bracketed language would apply to and appear on only a Global Security.

                              Exhibit A - Page 1

     Virginia Electric and Power Company, a public service corporation duly organized and existing under the laws of the Commonwealth of Virginia (the Company, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to or registered assigns, the principal sum of



on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing on the Interest Payment Date next succeeding the Original Issue Date shown above and on the Stated Maturity (or upon earlier redemption) at the rate per annum shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Debenture (the Debenture) is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Debentures of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

     Payments of interest on this Debenture will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Debenture shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.


                              Exhibit A - Page 2

     The Company shall have the right at any time and from time to time during the term of this Debenture to extend the interest payment period of such Debenture for up to 10 consecutive semi-annual periods but not beyond the Stated Maturity of this Debenture (each, an Extension Period), during which periods unpaid interest (together with interest thereon) will compound quarterly at the Interest Rate (Deferred Interest). Upon the termination of each Extension Period, which shall be an Interest Payment Date, the Company shall pay all Deferred Interest on the next succeeding Interest Payment Date to the Person in whose name this Debenture is registered at the close of business on the Regular Record Date for such Interest Payment Date, provided that any Deferred Interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 10 consecutive semi-annual periods. Upon the termination of any such Extension Period, and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above requirements. During any Extension Period, the Company shall not (i) declare or pay any dividend or distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or (ii) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (c) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans). The Company shall give the Holder of this Debenture and the Trustee notice of its selection or extension of an Extension Period at least one Business Day prior to the earlier of (i) the Regular Record Date relating to the Interest Payment Date on which the Extension Period is to commence or relating to the Interest Payment Date on which an Extension Period that is being extended would otherwise terminate or (ii) the date the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization of the record date or the date payments are payable.

     Payment of the principal of and interest (including Additional Interest, if any) due at the Stated Maturity or earlier redemption of the Debentures shall be made upon surrender of the Debentures at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

     The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture), and this Debenture is issued subject to the provisions

                              Exhibit A - Page 3
of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS DEBENTURE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


                              Exhibit A - Page 4

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:  ______________ ___, 199_


                                 VIRGINIA ELECTRIC AND POWER COMPANY


                                 By:________________________________
                                    [President/Vice President]


                                 Attest:
                                 By:________________________________
                                    [Corporate Secretary/Assistant
                                     Corporate Secretary]



          [Seal of VIRGINIA ELECTRIC AND POWER COMPANY appears here]


                              Exhibit A - Page 5

                      VIRGINIA ELECTRIC AND POWER COMPANY
            Series __  __ % Junior Subordinated Debenture Due 20___

     This Debenture is one of a duly authorized issue of Junior Subordinated Notes of the Company (the Junior Subordinated Notes), issued and issuable in one or more series under a Subordinated Note Indenture, dated as of August 1, 1995, as supplemented (the Indenture), between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee (the Trustee, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debentures issued thereunder and of the terms upon which said Debentures are, and are to be, authenticated and delivered. Capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in the Indenture. This Debenture is one of the series designated on the face hereof as Series __ __ % Junior Subordinated Debentures, due ____________ __, 20__, (the Debentures) in aggregate principal amount of $____________.

     The Debentures are not redeemable prior to __________ __, 20__. Thereafter, the Debentures will be redeemable at the option of the Company, in whole or in part, at any time on or after ________ __, 20__ at the following Redemption Prices (in each case expressed in percentages of principal amount):

     If Redeemed During 12 Month                             Redemption
     Period Beginning ________ __,                             Prices
     -----------------------------                           ----------
     20__...................................................          %
     20__...................................................          %
     20__...................................................          %
     20__...................................................          %
     20__...................................................          %
     20__...................................................          %
     20__...................................................          %
     20__...................................................          %
     20__...................................................          %
     20__...................................................          %
     20__ and thereafter.................................      100.000%

in each case, together with accrued interest, including Additional Interest, to the Redemption Date. In the event of redemption of the Debentures in part only, a new Debenture or Debentures for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof. The Debentures will not have a sinking fund. Notice of redemption shall be given as provided in Section 1104 of the Indenture. Any redemption of less than all of the Debentures shall, with respect to the principal thereof, be divisible by $1,000.

     If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of the Debentures may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.



                              Exhibit A - Page 6

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Junior Subordinated Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Junior Subordinated Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Junior Subordinated Notes of each series at the time Outstanding, on behalf of the Holders of all Junior Subordinated Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Debentures are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Debenture or Debentures to be exchanged at the office or agency of the Company.

     This Debenture shall be governed by, and construed in accordance with, the internal laws of the State of New York.



                              Exhibit A - Page 7

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


  TEN COM --    as tenants in common               UNIF GIFT MIN ACT--_________
  TEN ENT --    as tenants by the entireties                           (Cust)
  JT TEN  --    as joint tenants with rights of    Custodian __________
                survivorship and not as tenants               (Minor)
                in common                          Under Uniform Gifts to Minors
                                                   Act _________________________
                                                               (State)

    Additional abbreviations may also be used though not on the above list.

                         -----------------------------

   FOR VALUE RECEIVED, the undersigned hereby sell(s), and transfer(s) unto
    (Please insert social security or other identifying number of assignee)

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE


________________________________________________________________________________

________________________________________________________________________________
the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing


________________________________________________________________________________

________________________________________________________________________________
agent to transfer said Debenture on the books of the Company, with full power of substitution in the premises.


Dated:______________________        ____________________________________________



                                    ____________________________________________

                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement, or any change whatever.


                              Exhibit A - Page 8

                                                                       Exhibit B


  This is one of the Junior Subordinated Notes of the series designated therein referred to in the within-mentioned Indenture.


                                    THE CHASE MANHATTAN BANK,
                                         as Trustee



                                    By_____________________________
                                      Authorized Officer


                              Exhibit B - Page 1